Exhibit 15.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (file No. 333-281417, file No. 333-274957, file No. 333-273709, and file No. 333-254848) and the Registration Statements on Form S-8 (file No. 333-292879, file No. 333-286082, file No. 333-280327, file No. 333-273001, file No. 333-265845, file No. 333-262099, file No. 333-255710, file No. 333-254692, file No. 333-232776, file No. 333-225122, file No. 333-219441, file No. 333-207654 and file No. 333-188286) of Redhill Biopharma Ltd. of our report dated April 27, 2026 relating to the financial statements of Talicia Holdings Inc, which appears in this Form 20-F.

/s/ Kesselman & Kesselman

Certified Public Accountants (Isr.)

A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
April 27, 2026

Kesselman & Kesselman, 146 Derech Menachem Begin St. Tel-Aviv 6492103, Israel, P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il